                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       JANUARY 14, 2000


                          WESCO FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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
          DELAWARE                 1-04720             95-2109453
(STATE OR OTHER JURISDICTION     (COMMISSION        (I.R.S. EMPLOYER
      OF INCORPORATION)          FILE NUMBER)      IDENTIFICATION NO.)
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301 EAST COLORADO BOULEVARD, SUITE 300
PASADENA, CALIFORNIA                                         91101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE       (626) 585-6700
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ITEM 5.  OTHER EVENTS

     On January 14, 2000, Wesco Financial Corporation, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Wesco Holdings Midwest, Inc., a Nebraska corporation and a wholly owned subsidiary of the Company ("Wesco Holdings Midwest"), C Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Wesco Holdings Midwest ("Purchaser"), and CORT Business Services Corporation, a Delaware corporation ("Cort").

     Pursuant to the Merger Agreement, Purchaser will offer to purchase, through a cash tender offer, all of the outstanding shares of Cort's common stock for $28.00 per share. The offer will commence by January 24, 2000 and is not subject to any financing conditions. Following the offer, subject to the terms of the Merger Agreement, Cort will merge with Purchaser. In the merger, Cort's shareholders will receive $28.00 per share in cash for each share of Cort's common stock. The offer is conditioned upon, among other things, there being tendered and not withdrawn prior to the expiration date of the offer at least a majority of outstanding Cort shares on a fully-diluted basis, but this condition can be waived by Wesco Holdings Midwest under certain circumstances. The offer will expire twenty business days after it is commenced, but it may be extended by Wesco Holdings Midwest under certain circumstances. The acquisition is subject to regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions.

     The Cort Board of Directors unanimously approved the Merger Agreement. Citicorp Venture Capital, Ltd. ("CVC"), which owns approximately 44% of the outstanding Cort shares, has agreed, pursuant to a Stockholder Agreement, dated as of January 14, 2000 (the "Stockholder Agreement"), among Wesco Holdings Midwest, Purchaser and CVC, to tender all of its shares and has granted Wesco Holdings Midwest an option with respect to such shares exercisable under certain conditions. In addition, pursuant to a Voting Agreement, dated as of January 14, 2000 (the "Voting Agreement"), among Wesco Holdings Midwest, Purchaser and Robert N. Pokelwaldt, the trustee under the voting trust covering such shares, the trustee has agreed to vote the shares in favor of the merger.

     A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1, a copy of the Merger Agreement is attached hereto as Exhibit 2.1, a copy of the Stockholder Agreement is attached hereto as Exhibit 2.2 and a copy of the Voting Agreement is attached hereto as Exhibit 2.3. The foregoing descriptions of the Merger Agreement, the Stockholder Agreement and the Voting Agreement are qualified in their entirety by reference to the Merger Agreement, Stockholder Agreement and Voting Agreement.

ITEM 7.  EXHIBITS

 2.1* Agreement and Plan of Merger, dated as of January 14, 2000, by and among Wesco Financial Corporation, Wesco Holdings Midwest, Inc., C Acquisition Corp. and CORT Business Services Corporation.

 2.2 Stockholder Agreement, dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Citicorp Venture Capital, Ltd.

 2.3 Voting Agreement, dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Robert N. Pokelwaldt.

99.1 Press Release issued by CORT Business Services Corporation and Wesco Financial Corporation on January 14, 2000.


_____________

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger are omitted. The exhibit contains a list identifying the contents of all schedules and the Registrant agrees to furnish supplementally copies of such schedules to the Commission upon request.
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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WESCO FINANCIAL CORPORATION


                                      /s/  Jeffrey L. Jacobson
                                      - - - - - - - - - - - - - - - - - - -
Date:  January 19, 2000               By: Jeffrey L. Jacobson
                                      Vice President and
                                      Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit No.  Description

 2.1* Agreement and Plan of Merger, dated as of January 14, 2000, by and among Wesco Financial Corporation, Wesco Holdings Midwest, Inc., C Acquisition Corp. and CORT Business Services Corporation.

 2.2 Stockholder Agreement, dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Citicorp Venture Capital, Ltd.

 2.3 Voting Agreement, dated as of January 14, 2000, among Wesco Holdings Midwest, Inc., C Acquisition Corp. and Robert N. Pokelwaldt.

99.1 Press Release issued by CORT Business Services Corporation and Wesco Financial Corporation on January 14, 2000.

_____________

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger are omitted. The exhibit contains a list identifying the contents of all schedules and the Registrant agrees to furnish supplementally copies of such schedules to the Commission upon request.